FOLEY & LARDNER LLP ATTORNEYS AT LAW
ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FLORIDA 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com
April 5, 2005	WRITER'S DIRECT LINE 904.359.8713 lkelso@foley.com Email
CLIENT/MATTER NUMBER 040521-0235

Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida 32202

Re:	Registration Statement on Form S-3

Gentlemen:

        This opinion is being furnished in connection with the Registration Statement on Form S-3 (Registration No. 333-118910) of Regency Centers Corporation (“Regency”) under the Securities Act of 1933, as amended, for the issuance of 4,312,500 shares of common stock of Regency, $0.01 par value per share (the “Shares”).

        In connection with the issuance of such securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Regency, as presently in effect, (b) the proceedings of and actions taken by the Board of Directors of Regency in connection with the issuance and sale of the Shares to be sold by Regency to Citibank, N.A. (“Citibank”) pursuant to a forward purchase contract (the “Forward Purchase Contract”) between Regency and Citibank, and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

        Based on the documents set forth above, we are of the opinion that the Shares have been duly authorized, and when duly issued and delivered to Citibank under the Forward Purchase Contract against payment therefor, will be legally issued, fully paid and nonassessable.

        The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

        We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and to the reference to this firm under the caption “Validity of Common Stock” in the prospectus supplement relating to the offering of the Shares dated March 30, 2005. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,
FOLEY & LARDNER LLP
By: /s/ Linda Y. Kelso

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH